Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WARRANT
to purchase Common Shares

of USA Rare Earth, Inc.

Issuance Date: June 3, 2026

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Acquiror” means, with respect to any Business Combination involving the Company, the Person acquiring control of the Company or substantially all of its assets in such Business Combination, or the ultimate parent entity of such Person.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within ten (10) Business Days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two (2) appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) Business Days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Warrantholder absent fraud or manifest error. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company’s assets or similar transaction, in each case which is effected in such a way that the holders of Common Shares are entitled to receive cash, stock, securities or other assets or property (whether directly, in exchange for or with respect to their Common Shares, or indirectly, through a distribution, dividend or liquidation of the proceeds of such transaction).

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close; provided that banks shall be deemed to be generally open for business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental entity if such banks’ electronic funds transfer system (including wire transfers) are open for use by customers on such day.

“Certificate of Incorporation” means the certificate of incorporation of the Company issued by the Secretary of State of the State of Delaware, including any certificate of incorporation on change of name.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the shares of common stock of the Company, par value $0.0001, subject to adjustment as provided in Section 12.

“Company” means USA Rare Earth, Inc., a Delaware corporation.

“Deemed Liquidation Event” means (i) any Business Combination, or (ii) a liquidation, dissolution or winding up of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” means each date a Notice of Exercise is delivered to the Company in accordance with Section 3 hereof.

“Exercise Price” means the amount set forth in Item 2 of Schedule I hereto, subject to adjustment as contemplated herein.

“Expiration Date” has the meaning ascribed thereto in Section 3(i).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property, as of any time of determination, determined as follows: (a) for the Warrant Shares, if the Warrant Shares are traded on a Trading Market and the determination is not made in connection with a Deemed Liquidation Event, the “Fair Market Value” shall be the VWAP for the Warrant Shares calculated as of the determination date, or (b) to the extent clause (a) does not apply, the “Fair Market Value” shall be: (i) with respect to cash consideration or distributions payable to holders of Common Shares in connection with a Deemed Liquidation Event, the Fair Market Value of a Warrant Share shall be the per-share amount of such cash consideration payable or distributable in respect of each Common Share in such Deemed Liquidation Event, or (ii) with respect to any non-cash consideration (including stock, securities or other assets or property) payable or distributable to holders of Common Shares in connection with a Deemed Liquidation Event, or with respect to any other security or other property for which a determination of Fair Market Value is required hereunder, either (A) as determined by mutual consent of the Warrantholder and the Company, or (B) the fair market value of such security or other property as determined by the board of directors of the Company, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that the Warrantholder may object in writing to any such calculation of fair market value proposed by the board of directors within ten (10) Business Days of receipt of written notice thereof. If the Warrantholder and the Company are unable to agree on such fair market value calculation during the ten (10) Business Day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the thirtieth (30th) day after delivery of the Warrantholder’s objection.

“Governance Documents” means, with respect to any Person, all organizational documents and other documents relating to the governance, management or control of such Person (including any certificate of formation, certificate of incorporation, certificate of partnership, bylaws, charters, operating agreements, partnership agreements, side letters, limited liability company agreements, shareholder agreements, and all other governance documents).

“Issuance Agreement” means that certain Securities Issuance Agreement, dated as of the Issuance Date by and between the Warrantholder and the Company.

“Issuance Date” means the date first set forth above.

“Notice of Exercise” means a notice of exercise delivered by or on behalf of the Warrantholder in the form set forth in Schedule II hereto.

“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preferred Shares” means the shares of preferred stock of the Company, par value $0.0001.

“Pro Rata Repurchase” means any purchase of Common Shares by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other offer available to substantially all holders of Common Shares, in the case of both (a) or (b), whether for cash, Common Shares of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of common stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“trading day” means (a) if Common Shares are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (b) if Common Shares are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the Common Shares (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Shares.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means as of any day of determination, the volume weighted average sale price for the Warrant Shares for the ten (10) consecutive trading day period ending on and including the trading day immediately preceding such date on the Trading Market for the Warrant Shares reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Warrantholder and the Company or, if the volume weighted average sale price has not been reported for such trading day, then the last closing trade price of the Warrant Shares, or, if no last closing trade price is reported, the average of the bid prices of any market makers for the Warrant Shares that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.

“Warrant” means this Warrant, issued pursuant to the Issuance Agreement.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant Shares” has the meaning set forth in Section 2.

2. Warrant Shares. This certifies that, for value received, the United States Department of Commerce or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of the number of fully paid and non-assessable Common Shares set forth in Item 3 of Schedule I hereto. The number of Common Shares (“Warrant Shares”) issuable upon exercise of this Warrant and the Exercise Price are subject to further adjustment as provided herein, and all references to “Common Shares,” “Warrant Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Method of Exercise; Settlement.

(a) This Warrant is exercisable, in whole or in part, by the Warrantholder with respect to Warrant Shares, at any time or from time to time after the first anniversary of the Issuance Date, by the surrender of this Warrant and delivery of a Notice of Exercise that is duly completed and executed by or on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 4 of Schedule I hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company) and accompanied by payment of the Exercise Price, at the Warrantholder’s election, (i) by wire transfer of immediately available funds, (ii) by reduction of the number of Warrant Shares to be issued to the Warrantholder pursuant to Section 3(b), or (iii) by any combination of the foregoing.

(b) In lieu of exercising this Warrant by delivering the aggregate Exercise Price by wire transfer of immediately available funds, at the election of the Warrantholder, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive the number of Warrant Shares as follows (a “Net Settlement”):

X = Y(A-B)

A

Where	X	=	the number of Warrant Shares to be issued to the Warrantholder

	Y	=	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, that portion of this Warrant being exercised (at the date of such calculation)

A	=	the Fair Market Value of one Warrant Share (as of the date of such calculation)

B	=	Exercise Price (in effect as of the date of such calculation)

(c) Upon exercise of this Warrant and against payment of the Exercise Price (including by way of Net Settlement), the Company shall issue the number of Warrant Shares as to which the Warrant has been exercised as indicated in the Notice of Exercise in such name or names as the exercising Warrantholder may designate. The Company hereby represents and warrants that any Warrant Shares issued upon the exercise of this Warrant will be duly and validly authorized and issued and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).

(d) The Company agrees that the Warrant Shares when issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company (including by way of Net Settlement) in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Warrant Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Shares, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Warrant Shares then issuable upon exercise of this Warrant at any time. The Company will take all such commercially reasonable actions as may be necessary to ensure that the Warrant Shares may be issued without violation of any applicable law or regulation or of any requirement of any Trading Markets on which the Warrant Shares are then listed or traded.

(e) In lieu of any fractional Common Shares to which the Warrantholder would otherwise be entitled, the Company may elect to make a cash payment equal to the Fair Market Value of a Common Share determined as of the Exercise Date multiplied by such fraction of a Common Share, less the pro-rated Exercise Price for such fractional Common Share.

(f) Common Shares to be issued upon the exercise of any portion of this Warrant shall be (x) issued in such name or names as the Warrantholder may designate and (y) delivered by the Company or the Company’s transfer agent to such Warrantholder or its designee or designees (i) if the shares are then able to be so delivered, via book-entry transfer crediting the account of such Warrantholder (or the relevant agent member for the benefit of such Warrantholder) through the depositary’s DWAC system (if the Company’s transfer agent participates in such system), or (ii) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise, within a reasonable time, not to exceed three Business Days after the date on which this Warrant has been duly exercised in accordance with its terms.

(g) Notwithstanding the foregoing, if an exercise of any portion of this Warrant is to be made in connection with a sale of all or substantially all of the Company’s assets to another Person, a consolidation or merger of the Company with or into another Person, an initial public offering or a sale of the Company, or other similar transaction, such exercise may at the election of the Warrantholder be conditioned upon the consummation of such transaction, in which case the Exercise Date will be the date of such consummation and such exercise will not be deemed to be effective until immediately prior to such consummation on the Exercise Date.

(h) If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant, and in any event not exceeding three (3) Business Days after the date thereof, a new warrant in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.

(i) If the Warrantholder does not exercise this Warrant in its entirety prior to the tenth (10th) anniversary of the Issuance Date (such date, the “Expiration Date”), this Warrant shall be deemed to have been exercised by the Warrantholder by Net Settlement effective immediately prior to the Expiration Date.

4. Redemption Right.

(a) Subject to the terms and conditions of this Warrant, the Warrantholder shall have the right (the “Redemption Right”), but not the obligation, at any time concurrently with or following the occurrence of any Business Combination to cause the Acquiror to purchase all or a portion of this Warrant for an amount equal to the amount Warrantholder would receive in respect of the Warrant Shares as of the date of the Redemption Exercise Notice if the Company sold all of its assets at Fair Market Value, paid its obligations and liabilities and distributed the net proceeds to the equityholders of the Company as specified in the Company’s Certificate of Incorporation (the “Redemption Price”).

(b) The Company shall cause the Acquiror to give the Warrantholder written notice of any Business Combination at least thirty (30) days prior to consummation thereof. If the Warrantholder desires to sell all or any portion of the Warrant pursuant to Section 4(a), the Warrantholder shall deliver to the Company (for further distribution from the Company to the Acquiror) a written notice (the “Redemption Exercise Notice”) exercising the Redemption Right and specifying the portion of the Warrant to be sold (the “Redemption Shares”) by the Warrantholder.

(c) The closing of the purchase and sale for all or any portion of the Warrant pursuant to this Section 4 shall take place immediately prior to the consummation of the Business Combination giving rise to the Redemption Right. The Company shall cause the Acquiror to give the Warrantholder at least ten (10) days’ written notice of the date of closing (the “Redemption Closing Date”).

(d) The Company shall cause the Acquiror to pay the Redemption Price for the portion of the Warrant to be sold by the Warrantholder by wire transfer of immediately available funds on the Redemption Closing Date. At the closing of any redemption pursuant to this Section 4, the Warrantholder shall surrender to the Acquiror the portion of the Warrant to be sold, against receipt of the Redemption Price.

(e) The Company and the Warrantholder shall each (and the Company shall cause the Acquiror to) take all actions as may be reasonably necessary to consummate the redemption contemplated by this Section 4, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

5. Exchange Right. In connection with any Business Combination prior to the Expiration Date, the Warrantholder shall have the right, but not the obligation, at its option, to require as a condition precedent to the related transaction, that the Company cause the Acquiror or its ultimate parent entity to expressly assume, by written instrument delivered to, and reasonably satisfactory to, the Warrantholder, the due and punctual performance and observance of each and every covenant, agreement and condition of this Warrant otherwise to be performed and observed by the Company. In such case, the Warrant will be exchangeable, upon the surrender by the Warrantholder, for a new warrant or warrants of like tenor in form and substance reasonably satisfactory to the Warrantholder representing the right to purchase equity securities of such Acquiror or its ultimate parent entity on equivalent terms.

6. No Rights as Stockholder; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner that interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate, or any certificates or other securities in a name other than that of the registered holder of the Warrant surrendered upon exercise of the Warrant.

8. Transfer/Assignment. This Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Adjustments and Other Rights. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the least adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(a) Share Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Shares in Common Shares or securities entitling any person or entity to acquire Common Shares, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of Common Shares, or (iii) combine or reclassify the outstanding Common Shares into a smaller number of Common Shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to acquire the number of Common Shares which such holder would have owned or been entitled to receive in respect of the Common Shares subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (A) the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (y) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (B) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(b) Distributions. In case the Company shall make a distribution to all holders of Common Shares of cash, securities, evidences of indebtedness, assets, rights or warrants (excluding dividends of its Common Shares and other dividends or distributions referred to in Section 12(a)), in each such case, the Warrantholder shall be entitled to receive its pro rata share of such cash, securities, evidences of indebtedness, assets, rights or warrants so distributed, as if the Warrant had been exercised in full by Net Settlement immediately prior to such distribution.

(c) Deemed Liquidation Events. Subject to the other provisions of this Agreement, in case of any Deemed Liquidation Event or reclassification of Common Shares (other than a reclassification of Common Shares referred to in Section 12(a)), the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the cash, stock, securities or other assets or property which the Common Shares issuable (at the time of such Deemed Liquidation Event or reclassification) upon exercise of this Warrant immediately prior to such Deemed Liquidation Event or reclassification would have been entitled to receive upon consummation of such Deemed Liquidation Event or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of cash, stock, securities or other assets or property receivable upon exercise of this Warrant following the consummation of such Deemed Liquidation Event or reclassification, if the holders of Common Shares have the right to elect the kind or amount of consideration receivable upon consummation of such Deemed Liquidation Event or reclassification, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of Common Shares that affirmatively make an election (or of all such holders if none make an election).

(d) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a Common Share, or more.

(e) Timing of Issuance of Additional Common Shares Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, (i) if the Warrantholder has exercised this Warrant after such record date but before the occurrence of such event, the Company may defer, until the occurrence of such event, the issuance of any additional Common Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Common Shares issuable upon such exercise before giving effect to such adjustment and (ii) the Company may defer until the occurrence of such event paying to such Warrantholder any amount of cash in lieu of a fractional Common Share; provided, however, that the Company, upon request of the Warrantholder, shall deliver to such Warrantholder evidence reasonably satisfactory to such Warrantholder of the right to receive such additional shares and cash upon the occurrence of the event requiring such adjustment.

(f) Other Events. If any event occurs as to which the provisions of this Section 12 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Company, fairly and adequately protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Company, to protect such purchase rights as aforesaid. The Exercise Price or the number of Warrant Shares shall not be adjusted in the event of a change in the par value of the Common Shares or a change in the jurisdiction of incorporation of the Company.

(g) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Warrant Shares shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Warrant Shares after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(h) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the number of Warrant Shares or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(i) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, applicable national securities exchange or corporate approvals or exemptions, as applicable, in order that the Company may thereafter validly and legally issue all Common Shares that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(j) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Shares, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Shares.

13. No Inconsistent Agreements; No Impairment. The Company shall not enter into any agreement with respect to its securities which conflicts with the rights granted to the Warrantholder in this Warrant or the provisions hereof. The Company shall not, by amendment of its Governance Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the non-exclusive general jurisdiction and venue of (i) the courts of the United States in or for the District of Columbia, (ii) the courts of the United States in and for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where the Company or any of its property may be found, and (iv) appellate courts from any of the foregoing, in each case for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company in accordance with Section 18 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof; provided that nothing herein shall affect the right of the Warrantholder to effect service of process in any other manner permitted by law. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

17. Prohibited Actions. The Company agrees that it will not take any action, including any action that would entitle the Warrantholder to an adjustment of the Exercise Price, if the total number of Warrant Shares issuable upon exercise of this Warrant after giving effect to such action, together with all Common Shares then outstanding and all Common Shares then issuable upon the exercise, exchange or conversion of all outstanding options, warrants, rights or other securities exercisable or convertible into or exchangeable for Common Shares, would exceed the total number of Common Shares then authorized by its Governance Documents.

18. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second (2nd) Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 4 of Schedule I hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

19. Entire Agreement. This Warrant, the forms attached hereto and Schedule I hereto (the terms of which are incorporated by reference herein) and the Issuance Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

20. Specific Performance; Non-Impairment. Each Warrantholder shall have the right to specific performance by the Company of the provisions of this Warrant, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Warrantholder. Nothing contained in this Warrant shall affect, limit or impair the rights and remedies of any Warrantholder or any of its Affiliates.

21. Construction. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein”, “hereto”, “hereof” and words of similar import refer to this Warrant as a whole, including the Schedules, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Warrant; (ii) words importing the singular shall also include the plural, and vice versa; (iii) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (iv) references to “$” shall be references to United States dollars; (v) the word “or” is disjunctive but not necessarily exclusive; (vi) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (vii) the word “day” means calendar day unless Business Day is expressly specified; (viii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (ix) all references to Sections or Schedules are to Sections and Schedules of this Warrant; and (x) all references to any law will be to such law as amended, supplemented or otherwise modified from time to time. If any action under this Warrant is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: June 3, 2026

COMPANY:

USA RARE EARTH, INC.

By:	/s/ W. Robert Steele, Jr.
Name:	W. Robert Steele, Jr.
Title:	Chief Financial Officer

[Signature Page to Warrant Agreement]

SCHEDULE I

Item 1

Name: USA Rare Earth, Inc.

Organizational form: Corporation

Jurisdiction of organization: Delaware

Item 2

Exercise Price: $17.17

Item 3

Number of Common Shares: 17,600,584

Item 4

To Company:

USA Rare Earth, Inc.

100 West Airport Road

Stillwater, OK 74075

Attention: [***]

To Warrantholder:

UNITED STATES DEPARTMENT OF COMMERCE

Herbert C. Hoover Building

1401 Constitution Avenue NW

Washington, DC 20230

Email: [***]

Attention: [***]